Exhibit 10.20

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement by and between John Caplan (“Executive”) and Payoneer Inc., a Delaware corporation (the “Company”), dated as of May 24, 2022 (the “Original Agreement”), is entered into by and between the Company and Executive as of February 27, 2023, with effective date as of March 1, 2023 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided herein to reflect Executive’s new position as Chief Executive Officer of Payoneer Global Inc. (“Payoneer Global”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below. Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.       AMENDMENT TO THE ORIGINAL AGREEMENT.

Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall as of the Amendment Effective Date cease to serve as Co-CEO of Payoneer Global Inc. and assume the role of Chief Executive Officer (CEO) of Payoneer Global Inc. (the “Parent” or “Payoneer Global”), together with such additional duties as may be required from time to time by the Parent’s Board of Directors (the “Board”). During the term of this Agreement, Executive’s principal location of employment shall be located in New York, New York. It is agreed that within the framework of serving as CEO of Payoneer Global, Executive shall also under this Agreement serve as CEO of Payoneer Global’s subsidiary, Payoneer Inc., and such other group subsidiaries and secondary subsidiaries as may be directed from time to time by the board of directors of Payoneer Global and/or such other subsidiaries and secondary subsidiaries.”

2.       RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment. In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.

3.       OTHER PROVISIONS. Section 12 (“Severability and Governing Law”), and Section 16 (“Counterparts”) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first above written.

PAYONEER INC.

By:	/Michael Levine/
Name:	Michael Levine
Title:	Chief Financial Officer

EXECUTIVE

/John Caplan/

John Caplan

[Signature Page to Amendment 1 to John Caplan Employment Agreement]